UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2013

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ChannelAdvisor Corporation
(Exact name of registrant as specified in its charter)

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Delaware	001-35940	56-2257867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Aerial Center Parkway
Morrisville, NC 27560
(Address of principal executive offices, including zip code)

(919) 228-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(e) Resignation of S. Scott Alridge as Vice President of New Markets, General Counsel and Secretary; Severance Agreement

On October 3, 2013, S. Scott Alridge, Vice President of New Markets, General Counsel and Secretary of ChannelAdvisor Corporation, a Delaware corporation (the “Company”), resigned from those positions and as an executive officer of the Company. On that date, the Company and Mr. Alridge also entered into a separation agreement (the “Separation Agreement”). Under the Separation Agreement, Mr. Alridge has agreed to continue to provide services to the Company through December 31, 2013.

In exchange for providing such services, the Company has agreed to pay to Mr. Alridge his base salary through the separation date of December 31, 2013 and will also pay to Mr. Alridge additional amounts and benefits consistent with the terms of Mr. Alridge’s Amended and Restated Executive Severance and Change of Control Letter Agreement, dated as of May 23, 2013 (the “Letter Agreement”), as if Mr. Alridge’s separation as of December 31, 2013 had been characterized as a termination by him for good reason or a termination by the Company without cause. No such determination was made, however, and Mr. Alridge’s separation is not the result of any dispute or disagreement related to the Company’s operations or operating results. The Letter Agreement was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANNELADVISOR CORPORATION

		By:	/s/ John F. Baule
Date:	October 4, 2013		John F. Baule
Chief Financial Officer